WASTE CONNECTIONS REPORTS FIRST QUARTER 2022 RESULTS

-	Solid waste pricing growth of 7.1% drives underlying margin expansion and better than expected Q1 results
-	Revenue of $1.646 billion, up 17.9%
-	Net income(a) of $180.3 million, and adjusted EBITDA(b) of $502.1 million, or 30.5% of revenue and up 15.9%
-	Net income of $0.69 per share, and adjusted net income(b) of $0.82 per share, up 17.1%
-	Net cash provided by operating activities of $440.9 million and adjusted free cash flow(b) of $320.4 million, or 19.5% of revenue and up 10.6% year over year
-	Completes acquisitions with approximately $175 million of total annualized revenue

TORONTO, ONTARIO, May 3, 2022 - Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) today announced its results for the first quarter of 2022.

“We are extremely pleased by our strong start to the year, with record solid waste pricing growth driving underlying margin expansion in spite of inflationary pressures.   Our 50 basis points year-over-year decline in adjusted EBITDA(b) margin in the quarter included 90 basis points combined margin impact, as expected, from $10 million of COVID-related frontline support in January and acquisitions completed since the prior year period.  Looking ahead, further sequential improvement in solid waste pricing growth, increasing E&P waste activity and strong operational execution should continue to differentiate our performance,” said Worthing F. Jackman, President and Chief Executive Officer. “Moreover, adjusted free cash flow(b) generation of over $320 million, or 19.5% of revenue in the period, positions us to meet or exceed our full year adjusted free cash flow(b) outlook of $1.150 billion.”

Mr. Jackman added, “The elevated cadence of solid waste acquisition activity has continued, with approximately $175 million in annualized revenues closed year to date, confirming our expectations for another outsized year of such activity, for which we remain well-positioned.”

Q1 2022 Results

Revenue in the first quarter totaled $1.646 billion, up from $1.396 billion in the year ago period.  Operating income was $273.9 million, which included $4.7 million in acquisition-related costs and $1.9 million in impairments and other operating items.  This compares to operating income of $238.4 million in the first quarter of 2021, which included $1.5 million in primarily acquisition-related costs.  Net income in the first quarter was $180.3 million, or $0.69 per share on a diluted basis of 259.6 million shares.  In the year ago period, the Company reported net income of $160.3 million, or $0.61 per share on a diluted basis of 263.2 million shares.

Adjusted net income(b) in the first quarter was $213.4 million, or $0.82 per diluted share, versus $185.5 million, or $0.70 per diluted share, in the prior year period.  Adjusted EBITDA(b) in the first quarter was $502.1 million, as compared to $433.2 million in the prior year period.  Adjusted net income, adjusted net income per diluted share and adjusted EBITDA, all non-GAAP measures, primarily exclude impairments and acquisition-related items, as reflected in the detailed reconciliations in the attached tables.

Environmental, Social and Governance

Waste Connections views its Environmental, Social and Governance (“ESG”) efforts as integral to its business, with initiatives consistent with its objective of long-term value creation.  In 2020, the Company introduced long-term, aspirational ESG targets and committed over $500 million for investments to meet or exceed such sustainability targets. These investments primarily focus on reducing emissions, increasing resource recovery of both recyclable commodities and clean energy fuels, reducing reliance on off-site disposal for landfill leachate, further improving safety through reduced incidents and enhancing employee engagement through improved voluntary turnover and Servant Leadership scores.  The Company’s 2021 Sustainability Report provides progress updates on its targets and investments towards their achievement.  For more information, visit the Waste Connections website at wasteconnections.com/sustainability.

Q1 2022 Earnings Conference Call

Waste Connections will be hosting a conference call related to first quarter earnings on May 4th at 8:30 A.M. Eastern Time.  A live audio webcast of the conference call can be accessed by visiting investors.wasteconnections.com and selecting “News & Events” from the website menu. Alternatively, listeners may access the call by dialing 800-926-4425 (within North America) or 212-231-2911 (international) approximately 10 minutes prior to the scheduled start time; a passcode is not required.  A replay of the conference call will be available until May 11, 2022, by calling 800-633-8284 (within North America) or 402-977-9140 (international) and entering Passcode #22017071.

Waste Connections will be filing a Form 8-K on EDGAR and on SEDAR (as an "Other" document) prior to markets opening on May 4th, providing the Company's second quarter 2022 outlook for revenue, price plus volume growth for solid waste, and adjusted EBITDA(b).

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(a) All references to "Net income" refer to the financial statement line item "Net income attributable to Waste Connections"

(b) A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule

About Waste Connections

Waste Connections is an integrated solid waste services company that provides non-hazardous waste collection, transfer and disposal services, along with resource recovery primarily through recycling and renewable fuels generation.  The Company serves more than eight million residential, commercial and industrial customers in mostly exclusive and secondary markets across 43 states in the U.S. and six provinces in Canada.  Waste Connections also provides non-hazardous oilfield waste treatment, recovery and disposal services in several basins across the U.S., as well as intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest.  For more information, visit Waste Connections at wasteconnections.com.

Safe Harbor and Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 ("PSLRA"), including "forward-looking information" within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections' current beliefs and expectations regarding future events and operating performance. These forward-looking statements are often identified by the words "may," "might," "believes," "thinks," "expects," "estimate," "continue," "intends" or other words of similar meaning. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about expected 2022 financial results, outlook and related assumptions, and potential acquisition activity. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, but are not limited to, risk factors detailed from time to time in the Company's filings with the SEC and the securities commissions or similar regulatory authorities in Canada.  You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release.  Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

– financial tables attached –

CONTACT:

Mary Anne Whitney / (832) 442-2253 Joe Box / (832) 442-2153

maryannew@wasteconnections.com joe.box@wasteconnections.com

Waste Connections, Inc.

CONDENSED Consolidated Statements of NET INCOME

THRee months ended MARCH 31, 2021 and 2022

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

		Three months ended March 31,
		2021			2022

Revenues			$1,395,942			$1,646,255
Operating expenses:
Cost of operations			825,920			989,518
Selling, general and administrative			141,422			163,414
Depreciation			157,402			179,950
Amortization of intangibles			32,192			37,635
Impairments and other operating items			634			1,878
Operating income			238,372			273,860

Interest expense			(42,425)			(41,324)
Interest income			1,103			137
Other income (expense), net			3,548			(3,466)
Income before income tax provision			200,598			229,207

Income tax provision			(40,291)			(48,839)
Net income			160,307			180,368
Plus (less): Net loss (income) attributable to noncontrolling interests			2			(44)
Net income attributable to Waste Connections			$160,309			$180,324

Earnings per common share attributable to Waste Connections’ common shareholders:
Basic			$0.61			$0.70

Diluted			$0.61			$0.69

Shares used in the per share calculations:
Basic			262,697,487			258,946,933
Diluted			263,156,655			259,560,983

Cash dividends per common share			$0.205			$0.23

Waste Connections, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	December 31, 2021	March 31, 2022
ASSETS
Current assets:
Cash and equivalents	$147,441	$391,417
Accounts receivable, net of allowance for credit losses of $18,480 and $19,361 at December 31, 2021 and March 31, 2022, respectively	709,614	727,737
Prepaid expenses and other current assets	175,722	293,625
Total current assets	1,032,777	1,412,779
Restricted cash	72,174	71,867
Restricted investments	59,014	59,449
Property and equipment, net	5,721,949	5,770,931
Operating lease right-of-use assets	160,567	162,332
Goodwill	6,187,643	6,427,763
Intangible assets, net	1,350,597	1,388,687
Other assets, net	115,203	120,554
Total assets	$14,699,924	$15,414,362
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$392,868	$423,175
Book overdraft	16,721	16,809
Deferred revenue	273,720	293,729
Accrued liabilities	442,596	396,292
Current portion of operating lease liabilities	38,017	35,079
Current portion of contingent consideration	62,804	64,480
Current portion of long-term debt and notes payable	6,020	28,070
Total current liabilities	1,232,746	1,257,634

Long-term portion of debt and notes payable	5,040,500	5,817,641
Long-term portion of operating lease liabilities	129,628	134,392
Long-term portion of contingent consideration	31,504	31,558
Deferred income taxes	850,921	1,002,800
Other long-term liabilities	421,080	411,278
Total liabilities	7,706,379	8,655,303
Commitments and contingencies
Equity:
Common shares: 260,283,158 shares issued and 260,212,496 shares outstanding at December 31, 2021; 257,164,867 shares issued and 257,096,408 shares outstanding at March 31, 2022	3,693,027	3,269,887
Additional paid-in capital	199,482	196,385
Accumulated other comprehensive income	39,584	110,358
Treasury shares: 70,662 and 68,459 shares at December 31, 2021 and March 31, 2022, respectively	-	-
Retained earnings	3,056,845	3,177,778
Total Waste Connections’ equity	6,988,938	6,754,408
Noncontrolling interest in subsidiaries	4,607	4,651
Total equity	6,993,545	6,759,059
	$14,699,924	$15,414,362

Waste Connections, Inc.

Condensed Consolidated Statements of Cash Flows

THREE months ended MARCH 31, 2021 and 2022

(Unaudited)

(in thousands of U.S. dollars)

	Three months ended March 31,
	2021	2022
Cash flows from operating activities:
Net income	$160,307	$180,368
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of assets and impairments	401	2,090
Depreciation	157,402	179,950
Amortization of intangibles	32,192	37,635
Deferred income taxes, net of acquisitions	8,379	38,378
Current period provision for expected credit losses	1,915	3,022
Amortization of debt issuance costs	1,359	1,195
Share-based compensation	10,307	14,635
Interest accretion	4,204	4,448
Payment of contingent consideration recorded in earnings	(520)	-
Adjustments to contingent consideration	89	(52)
Other	(796)	382
Net change in operating assets and liabilities, net of acquisitions	25,157	(21,154)
Net cash provided by operating activities	400,396	440,897

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(8,545)	(355,212)
Capital expenditures for property and equipment	(96,793)	(152,318)
Proceeds from disposal of assets	2,080	15,012
Other	2,705	2,637
Net cash used in investing activities	(100,553)	(489,881)

Cash flows from financing activities:
Proceeds from long-term debt	-	1,305,288
Principal payments on notes payable and long-term debt	(5,559)	(505,597)
Payment of contingent consideration recorded at acquisition date	(4,807)	(3,571)
Change in book overdraft	(16,849)	87
Payments for repurchase of common shares	(65,999)	(424,999)
Payments for cash dividends	(53,909)	(59,391)
Tax withholdings related to net share settlements of equity-based compensation	(18,490)	(17,236)
Debt issuance costs	-	(4,382)
Proceeds from issuance of shares under employee share purchase plan	-	1,554
Proceeds from sale of common shares held in trust	131	305
Net cash provided by (used in) financing activities	(165,482)	292,058
Effect of exchange rate changes on cash, cash equivalents and restricted cash	403	595
Net increase in cash, cash equivalents and restricted cash	134,764	243,669
Cash, cash equivalents and restricted cash at beginning of period	714,389	219,615
Cash, cash equivalents and restricted cash at end of period	$849,153	$463,284

ADDITIONAL STATISTICS

(in thousands of U.S. dollars, except where noted)

Solid Waste Internal Growth:  The following table reflects a breakdown of the components of our solid waste internal growth for the three months ended March 31, 2022:

Three months ended March 31, 2022
Core Price	6.3%
Surcharges	0.8%
Volume	0.5%
Recycling	1.1%
Foreign Exchange Impact	-
Total	8.7%

Revenue Breakdown: The following table reflects a breakdown of our revenue for the three month periods ended March 31, 2021 and 2022:

	Three months ended March 31, 2021
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$1,036,472	$(3,045)	$1,033,427	74.0%
Solid Waste Disposal and Transfer	461,259	(190,446)	270,813	19.4%
Solid Waste Recycling	32,448	(993)	31,455	2.3%
E&P Waste Treatment, Recovery and Disposal	28,012	(3,343)	24,669	1.8%
Intermodal and Other	35,634	(56)	35,578	2.5%
Total	$1,593,825	$(197,883)	$1,395,942	100.0%

	Three months ended March 31, 2022
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$1,199,452	$(2,883)	$1,196,569	72.7%
Solid Waste Disposal and Transfer	517,722	(213,019)	304,703	18.5%
Solid Waste Recycling	63,094	(2,573)	60,521	3.7%
E&P Waste Treatment, Recovery and Disposal	43,555	(2,732)	40,823	2.5%
Intermodal and Other	45,693	(2,054)	43,639	2.6%
Total	$1,869,516	$(223,261)	$1,646,255	100.0%

Contribution from Acquisitions: The following table reflects revenues from acquisitions, net of divestitures, for the three month periods ended March 31, 2021 and 2022:

	Three months ended March 31,
	2021	2022
Acquisitions, net	$40,542	$110,007

ADDITIONAL STATISTICS (continued)

(in thousands of U.S. dollars, except where noted)

Other Cash Flow Items: The following table reflects cash interest and cash taxes for the three month periods ended March 31, 2021 and 2022:

	Three months ended March 31,
	2021	2022
Cash Interest Paid	$25,446	$32,159
Cash Taxes Paid	28,621	17,389

Debt to Book Capitalization as of March 31, 2022: 46%

Internalization for the three months ended March 31, 2022: 56%

Days Sales Outstanding for the three months ended March 31, 2022: 40 (24 net of deferred revenue)

Share Information for the three months ended March 31, 2022:

Basic shares outstanding	258,946,933
Dilutive effect of equity-based awards	614,050
Diluted shares outstanding	259,560,983

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry.  Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections defines adjusted EBITDA as net income attributable to Waste Connections, plus or minus net income (loss) attributable to noncontrolling interests, plus income tax provision, plus interest expense, less interest income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on impairments and other operating items, plus other expense, less other income.  Waste Connections further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of its business.  This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate adjusted EBITDA differently.

	Three months ended March 31,
	2021	2022
Net income attributable to Waste Connections	$160,309	$180,324
Plus/(Less): Net income (loss) attributable to noncontrolling interests	(2)	44
Plus: Income tax provision	40,291	48,839
Plus: Interest expense	42,425	41,324
Less: Interest income	(1,103)	(137)
Plus: Depreciation and amortization	189,594	217,585
Plus: Closure and post-closure accretion	3,709	4,096
Plus: Impairments and other operating items	634	1,878
Plus/(Less): Other expense (income), net	(3,548)	3,466
Adjustments:
Plus: Transaction-related expenses(a)	526	4,540
Plus: Fair value changes to equity awards(b)	339	161
Adjusted EBITDA	$433,174	$502,120

As % of revenues	31.0%	30.5%

____________________________

(a)	Reflects the addback of acquisition-related transaction costs.
(b)	Reflects fair value accounting changes associated with certain equity awards.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted Free Cash Flow:

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry.  Management uses adjusted free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections defines adjusted free cash flow as net cash provided by operating activities, plus or minus change in book overdraft, plus proceeds from disposal of assets, less capital expenditures for property and equipment and distributions to noncontrolling interests.  Waste Connections further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of its business.  This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures.  Other companies may calculate adjusted free cash flow differently.

	Three months ended March 31,
	2021	2022
Net cash provided by operating activities	$400,396	$440,897
Plus/Less: Change in book overdraft	(16,849)	87
Plus: Proceeds from disposal of assets	2,080	15,012
Less: Capital expenditures for property and equipment	(96,793)	(152,318)
Adjustments:
Payment of contingent consideration recorded in earnings(a)	520	-
Cash received for divestitures(b)	-	(5,671)
Transaction-related expenses(c)	526	23,404
Pre-existing Progressive Waste share-based grants(d)	97	76
Tax effect(e)	(188)	(1,110)
Adjusted free cash flow	$289,789	$320,377

As % of revenues	20.8%	19.5%

____________________________

(a)	Reflects the addback of acquisition-related payments for contingent consideration that were recorded as expenses in earnings and as a component of cash flows from operating activities as the amounts paid exceeded the fair value of the contingent consideration recorded at the acquisition date.
(b)	Reflects the elimination of cash received in conjunction with the divestiture of certain operations.
(c)	Reflects the addback of acquisition-related transaction costs and the settlement of an acquired tax liability.
(d)	Reflects the cash settlement of pre-existing Progressive Waste share-based awards during the period.
(e)	The aggregate tax effect of footnotes (a) through (d) is calculated based on the applied tax rates for the respective periods.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except per share amounts)

Reconciliation of Adjusted Net Income attributable to Waste Connections and Adjusted Net Income per Diluted Share attributable to Waste Connections:

Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry.  Management uses adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections provides adjusted net income attributable to Waste Connections to exclude the effects of items management believes impact the comparability of operating results between periods.  Adjusted net income attributable to Waste Connections has limitations due to the fact that it excludes items that have an impact on the Company’s financial condition and results of operations.  Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections are not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate these non-GAAP financial measures differently.

	Three months ended March 31,
	2021	2022
Reported net income attributable to Waste Connections	$160,309	$180,324
Adjustments:
Amortization of intangibles(a)	32,192	37,635
Impairments and other operating items(b)	634	1,878
Transaction-related expenses(c)	526	4,540
Fair value changes to equity awards(d)	339	161
Tax effect(e)	(8,543)	(11,092)
Adjusted net income attributable to Waste Connections	$185,457	$213,446
Diluted earnings per common share attributable to Waste Connections’ common shareholders:
Reported net income	$0.61	$0.69
Adjusted net income	$0.70	$0.82

____________________________

(a)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.
(b)	Reflects the addback of impairments and other operating items.
(c)	Reflects the addback of acquisition-related transaction costs.
(d)	Reflects fair value accounting changes associated with certain equity awards.
(e)	The aggregate tax effect of the adjustments in footnotes (a) through (d) is calculated based on the applied tax rates for the respective periods.